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                                State of Florida

                                     [LOGO]

                              Department of State



I certify the attached is a true and correct copy of the Articles of Amendment, filed on January 11, 1999 to Articles of Incorporation for AMERICAN
ENVIRONMENTAL OIL TECHNOLOGIES, INC. which changed its name to AMERICAN INDUSTRIAL MINERALS GROUP, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H99000000774. This certificate is issued in accordance with section 15.16, Forida Statutes, and authenticated by the code noted below.

The document number of this corporation is V51311.






                            Given under my hand and the
                            Great Seal of the State of Florida,
                            at Tallahassee, the Capitol, this the
                            Twelfth day of January, 1999


Authentication Code:  899A00001414-011299-V51311                 -1/1


[SEAL]                                            /S/ Katherine Harris
                                                  Katherine Harris
CR2EO22 (1-99)                                    Secretary of State

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H990000007742

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                      ENVIRONMENTAL OIL TECHNOLOGIES, INC.

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

     The name of this corporation is American Industrial Minerals Group, Inc.

SECOND: Amendment adopted:

Article IV is hereby amended to read as follows:

     The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $0.001 par value.

THIRD: These amendments were adopted on January 5, 1999.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 8th day of January, 1999.


/S/ KARL J. HARZ
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Karl Harz, President

                             Prepared by:     Thomas Braun, Legal Assistant
                                              Venture Law Corporation
                                              #618 - 688 W. Hastings Street
                                              Vancouver, BC V6L 3E3
                                              Tel: (604) 659-9188
H990000007742                                 Fax: (604)659-9178


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